NEWS RELEASE

EVEREST RE GROUP, LTD.

Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:

Elizabeth B. Farrell

Vice President, Investor Relations

Everest Global Services, Inc.

908.604.3169	For Immediate Release

Everest Re Group Reports Fourth Quarter Results

HAMILTON, Bermuda – January 30, 2006 -- Everest Re Group, Ltd. (NYSE: RE) reported a fourth quarter 2005 after-tax operating loss1, which excludes realized capital gains and losses, of $185.8 million, or ($3.01) per share, a significant decrease compared to after-tax operating income of $94.7 million, or $1.66 per diluted share, in the fourth quarter of 2004. The principal drivers of the Company's loss, as commented on previously in its press release of January 12, 2006, were increased loss estimates for Hurricanes Katrina, Rita and Wilma, which, in total, resulted in $422 million of after-tax losses in the quarter. The Company therefore reported a net loss of $162.2 million or ($2.63) per share in the fourth quarter 2005 compared to net income of $93.3 million or $1.64 per diluted share in the fourth quarter 2004. Operating income (loss) differs from net income (loss) only by the exclusion of realized gains and losses on investments.

For the year ended December 31, 2005, the Company’s after-tax operating loss was $286.1 million, or ($4.96) per share, as compared to after-tax operating income of $425.3 million, or $7.48 per diluted share, in 2004. The net loss for the full year 2005 was $218.7 million, or ($3.79) per share, as compared to net income of $494.9 million, or $8.71 per diluted share, in 2004.

Gross written premiums for the fourth quarter of 2005 were $871 million, a 26% decrease compared to $1.18 billion for the fourth quarter of 2004. Net written premiums were $835 million, a decrease of 25.6% from $1.12 billion for the fourth quarter of 2004. The Company’s GAAP combined ratio in the fourth quarter was 142.5% compared to 102.8% in the fourth quarter of 2004. Net investment income for the fourth quarter was $135.0 million compared to $134.4 million for the fourth quarter of 2004. Cash flow from operations for the fourth quarter of 2005 was $73.4 million, compared to $197.0 million in the fourth quarter of 2004.

For the year ended December 31, 2005, gross written premiums were $4.11 billion, a 12.7% decrease from $4.70 billion in 2004. Net written premiums for the year decreased 12.3% to $3.97 billion from $4.53 billion in 2004. The GAAP combined ratio for 2005 was 120.2% compared to 98.8% in 2004. Net investment income for the year was $522.8 million, an increase of 5.4% from $495.9 million in 2004. Cash flow from operations for 2005 was $1.07 billion compared to $1.49 billion in 2004.

At December 31, 2005, the Company's shareholders’ equity was $4.14 billion, or $64.04 per outstanding share. The change in book value represents a 3.1% decrease from $66.09 per outstanding share, at December 31, 2004.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “We are disappointed by the extreme nature of the events that led to the significant loss for the year but point to the fact that our business fundamentals remain strong. Our business strategy, while not without risk, remains targeted at providing superior shareholder returns over the long term.”

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include catastrophes, particularly catastrophes of unusual frequency and/or severity, the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the fourth quarter results will be held at 8:30 a.m. Eastern Time on January 31, 2006. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Anyone receiving this release by wire or through the Internet may visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

(1)The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance. After-tax operating income (loss) consists of net income (loss) excluding after-tax realized gains (losses) as the following reconciliation displays:

	Three Months Ended December 31,				Twelve Months Ended December 31,

(Dollars in thousands, except per share amounts)	2005		2004		2005		2004

	(unaudited)
	amount	per share	amount	per diluted share	amount	per share	amount	per diluted share

Net (loss) income	($162,197)	($2.63)	$93,327	$1.64	($218,667)	($3.79)	$494,858	$8.71
After-tax realized gains	23,613	0.38	(1,323)	(0.02)	67,481	1.17	69,516	1.22

After-tax operating (loss) income	($185,810)	($3.01)	$94,650	$1.66	($286,148)	($4.96)	$425,342	$7.48

Although realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of realized gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above. The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

— Financial Details Follow —

3

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands, except per share amounts)	2005	2004	2005	2004
	(unaudited)
REVENUES:
Premiums earned	$905,269	$1,225,897	$3,963,093	$4,425,082
Net investment income	134,967	134,382	522,833	495,908
Net realized capital gains	32,799	(2,284)	90,284	89,614
Net derivative income (expense)	380	3,305	(2,638)	(2,660)
Other (expense) income	(4,787)	912	(18,473)	741

Total revenues	1,068,628	1,362,212	4,555,099	5,008,685

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	1,045,742	941,508	3,724,317	3,291,139
Commission, brokerage, taxes and fees	211,276	289,443	914,847	975,176
Other underwriting expenses	33,212	29,424	123,462	107,120
Interest expense on senior notes	7,785	12,745	35,514	41,954
Interest expense on junior subordinated debt	9,363	9,362	37,449	32,392
Interest and fee expense on credit facility	99	196	431	1,193

Total claims and expenses	1,307,477	1,282,678	4,836,020	4,448,974

(LOSS) INCOME BEFORE TAXES	(238,849)	79,534	(280,921)	559,711
Income tax (benefit) expense	(76,652)	(13,793)	(62,254)	64,853

NET (LOSS) INCOME	$(162,197)	$93,327	$(218,667)	$494,858

Other comprehensive (loss) income, net of tax	(48,540)	86,126	(107,591)	48,660

COMPREHENSIVE (LOSS) INCOME	$(210,737)	$179,453	$(326,258)	$543,518

PER SHARE DATA:
Average shares outstanding (000's)	61,779	56,041	57,649	55,929
Net (loss) income per common share - basic	$(2.63)	$1.67	$(3.79)	$8.85

Average diluted shares outstanding (000's)	62,733	56,928	58,567	56,826
Net (loss) income per common share - diluted	$(2.63)	$1.64	$(3.79)	$8.71

EVEREST RE GROUP, LTD. CONSOLIDATED BALANCE SHEETS
	December 31,
(Dollars in thousands, except par value per share)	2005	2004

ASSETS:
Fixed maturities - available for sale, at market value
(amortized cost: 2005, $9,872,239; 2004, $9,609,617)	$10,042,134	$9,947,172
Equity securities, at market value (cost: 2005, $922,090; 2004, $571,717)	1,090,825	650,871
Short-term investments	1,443,751	585,875
Other invested assets (cost: 2005, $285,385; 2004, $160,188)	286,812	161,324
Cash	107,275	184,930

Total investments and cash	12,970,797	11,530,172
Accrued investment income	133,213	130,216
Premiums receivable	1,188,866	1,314,160
Reinsurance receivables	1,048,749	1,210,795
Funds held by reinsureds	286,856	195,944
Deferred acquisition costs	352,745	331,909
Prepaid reinsurance premiums	84,798	84,646
Deferred tax asset	230,938	159,874
Current federal income tax receivable	78,645	-
Other assets	98,932	115,050

TOTAL ASSETS	$16,474,539	$15,072,766

LIABILITIES:
Reserve for losses and adjustment expenses	$9,126,702	$7,836,306
Future policy benefit reserve	133,155	152,179
Unearned premium reserve	1,596,309	1,595,630
Funds held under reinsurance treaties	190,641	282,472
Losses in the course of payment	19,434	19,069
Contingent commissions	19,378	2,509
Other net payable to reinsurers	50,354	47,462
Current federal income taxes	-	31,854
8.5% Senior notes due 3/15/2005	-	249,976
8.75% Senior notes due 3/15/2010	199,446	199,341
5.4% Senior notes due 10/15/2014	249,617	249,584
Junior subordinated debt securities payable	546,393	546,393
Accrued interest on debt and borrowings	10,041	16,426
Other liabilities	193,375	131,047

Total liabilities	12,334,845	11,360,248

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized;
(2005) 64.6 million and (2004) 56.2 million issued	646	566
Additional paid-in capital	1,748,797	983,025
Unearned compensation	(17,051)	(7,108)
Accumulated other comprehensive income, net of deferred income taxes of
$134.9 million at 2005 and $135.6 million at 2004	221,146	328,737
Retained earnings	2,186,156	2,430,248
Treasury shares, at cost; 0.0 million shares at 2005 and 0.5 million shares at 2004	-	(22,950)

Total shareholders' equity	4,139,694	3,712,518

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$16,474,539	$15,072,766

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2005	2004	2005	2004
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(162,197)	$93,327	$(218,667)	$494,858
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	97,157	(53,368)	113,548	(254,723)
Increase in funds held by reinsureds, net	(46,411)	(38,383)	(198,243)	(137,490)
Decrease in reinsurance receivables	28,424	50,340	139,423	85,119
Increase in deferred tax asset	(28,160)	(27,936)	(67,424)	(31,150)
Increase in reserve for losses and loss adjustment expenses	273,017	232,015	1,398,935	1,387,555
Decrease in future policy benefit reserve	(4,745)	(2,940)	(19,024)	(53,096)
(Decrease) increase in unearned premiums	(63,314)	(92,867)	8,178	86,541
(Decrease) increase in other assets and liabilities	3,146	27,043	(31,338)	(26,730)
Non-cash compensation expense	1,479	502	3,092	1,375
Amortization of bond premium	7,760	6,914	27,298	24,719
Amortization of underwriting discount on senior notes	35	57	162	204
Realized capital (gains) losses	(32,799)	2,284	(90,284)	(89,614)

Net cash provided by operating activities	73,392	196,988	1,065,656	1,487,568

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale	212,406	147,550	704,687	659,426
Proceeds from fixed maturities sold - available for sale	103,935	245,686	1,420,287	1,451,166
Proceeds from equity securities sold	100,976	-	217,909	17,995
Proceeds from other invested assets sold	14,368	1,112	53,565	6,814
Cost of fixed maturities acquired - available for sale	(435,979)	(506,691)	(2,423,060)	(3,215,214)
Cost of equity securities acquired	(8,995)	(134,346)	(555,778)	(437,132)
Cost of other invested assets acquired	(57,666)	(20,816)	(175,782)	(31,511)
Net purchases of short-term securities	(799,483)	(58,473)	(853,499)	(432,279)
Net increase (decrease) in unsettled securities transactions	30,070	(68,496)	159	(19,273)

Net cash used in investing activities	(840,368)	(394,474)	(1,611,512)	(2,000,008)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period	732,084	4,413	752,817	25,146
Dividends paid to shareholders	(6,809)	(5,616)	(25,425)	(22,421)
Sale of treasury shares	22,950	-	22,950	-
Proceeds (repayment) from issuance of senior notes	-	246,651	(250,000)	246,651
Net proceeds from issuance of junior subordinated notes	-	-	-	319,997
Repayments on revolving credit agreement	-	(70,000)	-	(70,000)

Net cash provided by financing activities	748,225	175,448	500,342	499,373

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(9,553)	28,002	(32,141)	13,138

Net (decrease) increase in cash	(28,304)	5,964	(77,655)	71
Cash, beginning of period	135,579	178,966	184,930	184,859

Cash, end of period	$107,275	$184,930	$107,275	$184,930

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid, net	$1,042	$2,101	$110,945	$100,007
Interest paid	$16,211	$9,849	$79,617	$72,605
Non-cash financing transactions:
Issuance of common shares	$-	$-	$13,035	$3,226